UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2026 (August 12, 2026)

TCW Specialty Lending LLC

(Exact name of registrant as specified in its charter)

Delaware	814-01966	33-4588344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 51st Floor
Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 936-2275

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01.	Entry into a Material Definitive Agreement.

On August 12, 2026, TCW Specialty Lending LLC (the “Company”) and TCW Asset Management Company LLC, a Delaware limited liability company (the “Adviser”) entered into an Organizational and Offering Expense Reimbursement Agreement (the “Reimbursement Agreement”), pursuant to which the Company agreed to reimburse the Adviser for payments made by the Adviser on behalf of the Company for Organizational Expenses and offering expenses that exceed 10 basis points of the aggregate Commitments (the “Organizational Expense Limitation”), subject to the terms set forth in the Reimbursement Agreement.

The foregoing does not purport to be a complete summary of the Reimbursement Agreement and is qualified in its entirety by reference to the full text of the Reimbursement Agreement filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	Organizational and Offering Expense Reimbursement Agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TCW SPECIALTY LENDING LLC

Date: August 14, 2026	By:	/s/ Andrew Kim
	Name:	Andrew Kim
	Title:	Chief Financial Officer